EXHIBIT 99.1

                                                                   PRESS RELEASE



      INFOWAVE ENTERS INTO AGREEMENT FOR CDN$1.7 MILLION PRIVATE PLACEMENT

Vancouver,  British Columbia - November 25, 2002 - Infowave Software, Inc. (TSE:
IW) announced today it has entered into an agreement with an agent for a private placement offering of 8,500,000 units (the "Units") at a price of CDN$0.20 per Unit for gross subscription proceeds of CDN$1,700,000. The agent has agreed to offer the Units on a commercially reasonable efforts basis.

Each Unit shall consist of one common share and one half of one common share purchase warrant (the "Warrants"). Each whole Warrant will entitle the holder to acquire one common share for a period of two years from the closing date at a price of CDN$0.24 per common share.

The common shares and Warrants comprising the Units will be subject to a four month hold period.

The agent will be paid a cash commission equal to 7.5% of the gross proceeds from the offering and such number of agent's warrants (the "Agent's Warrants") equal to 10% of the number of Units sold under the offering. Each Agent's
Warrant will entitle the agent to acquire one common share and one-half of a common share purchase warrant (the "Underlying Agent's Warrants") for two years from the closing at a price of CDN$0.24 per common share. The Underlying Agent's Warrants shall be on the same terms as the Warrants which comprise part of the Units. In addition, Infowave will issue 185,000 Units to the agent as a corporate finance fee in connection with the offering.

The offered securities will not be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of U.S. persons except in certain transactions exempt from the registration requirements of the U.S. Securities Act.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy the securities in any jurisdiction.

The private placement is subject to receipt of all required regulatory approvals.


ABOUT INFOWAVE SOFTWARE
Infowave (TSE: IW) builds innovative wireless business solutions for mobile professionals, corporations and network operators that connect people to the critical information they need to be more productive and competitive. The Infowave Wireless Business Engine and its suite of application connectors provide companies with a single wireless software platform for fast, secure and reliable wireless access to e-mail and collaboration applications, Web-based applications, the Internet, corporate intranets and legacy and client/server applications. Infowave Mobile Messaging provides workgroups and companies wireless access to their e-mail and calendar from anywhere using a Pocket PC or Palm handheld device. Symmetry(TM) Pro provides individuals with a fast, convenient, easy-to-install solution for wireless corporate e-mail on Pocket PC and Palm powered devices. Infowave's solutions are designed to work on most carrier networks today, including GPRS, 1xRTT, GSM, CDPD, CDMA and across the full spectrum of wireless computing devices from laptop computers to web-enabled mobile phones and PDAs to the newest generation of integrated voice/data handheld devices. For more information, please visit www.infowave.com


FORWARD-LOOKING STATEMENT
This press release contains statements that constitute "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements in this release include the ability to complete the proposed private placement on the terms announced, or at all, and is subject to a number of risks, uncertainties and other factors, such as the need to develop, integrate and deploy applications to meet our customer's requirements, the possibility of development or deployment difficulties or delays, the dependence on our customer's satisfaction with Infowave's software, its continued commitment to the deployment of the solution, the risks involved in developing software solutions and integrating them with third-party software and services and the other risks and uncertainties described in our Form 10-K filed with the United States Securities and Exchange Commission. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


Contacts:

Investors:
George Reznik
Chief Financial Officer
604.473.3604
greznik@infowave.com

Media:
Corinna Bates
Manager, Marketing and Corporate Communications
604.473.3695
cbates@infowave.com